               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


                 Date of Report  - May 12, 1999
               (Date of Earliest Event Reported)



                      Carpenter Technology Corporation
     (Exact Name of Registrant as specified in its charter)



      Delaware                                 1-5828
23-0458500
(State of Incorporation)        (Commission File No.)        (IRS
Employer I.D. No.)


    1047 N. Park Road, Wyomissing, Pennsylvania, 19610-1339
            (Address of principal executive offices)


Registrant's telephone number, including area code:   (610) 208-
2000

Former address:     101 West Bern Street, Reading, Pennsylvania
19601



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Item 5.   Other Events.


     On May 12, 1999, Carpenter's Board of Directors approved a reorganization of the Company effective June 1, 1999. Dennis M. Draeger, currently executive vice president, will become president and chief operating officer and also a member of the Board of Directors, bringing the size of the Board to 13 members.

     As part of the reorganization, Carpenter created within its Specialty Alloys Operations (SAO) a new group to be headed by Richard G. Santoro as vice president, Distributor Sales, to handle metal sales to distributors. Andrew McElwee, currently president of Talley Metals, a wholly owned Carpenter subsidiary, will become vice president, Sales and Marketing, SAO. In addition, Carpenter is consolidating its manufacturing and engineering organizations in SAO under Michael L. Shor, vice president, Manufacturing.

     Messrs. Santoro, McElwee and Shor, division vice presidents, will continue to report to Draeger, as will Robert J. Torcolini, president of Dynamet Incorporated. In addition, Nicholas F. Fiore, senior vice president, Engineered Products Group, will report to Mr. Draeger.





















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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: May 19, 1999                      CARPENTER TECHNOLOGY
CORPORATION   (Registrant)


                                   By:   /s/John R. Welty
                                        John R. Welty
                                        Vice President
                                        General Counsel and
Secretary
























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